STORAGE

MULTI-FACETED

GROWTH STRATEGY

THIRD QUARTER 2022
EARNINGS RELEASE & SUPPLEMENTAL
FINANCIAL INFORMATION

NATIONAL STORAGE AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

November 2, 2022
National Storage Affiliates Trust Reports Third Quarter 2022 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2022 results.
Third Quarter 2022 Highlights
•Reported net income of $40.2 million for the third quarter of 2022, a decrease of 1.4% compared to the third quarter of 2021. Reported diluted earnings per share of $0.21 for the third quarter of 2022 compared to $0.26 for the third quarter of 2021.
•Reported core funds from operations ("Core FFO") of $93.1 million, or $0.72 per share for the third quarter of 2022, an increase of 26.3% per share compared to the third quarter of 2021.
•Reported an increase in same store net operating income ("NOI") of 12.1% for the third quarter of 2022 compared to the same period in 2021, driven by a 10.7% increase in same store total revenues partially offset by an increase of 6.9% in same store property operating expenses.
•Reported same store period-end occupancy of 92.6% as of September 30, 2022, a decrease of 350 basis points compared to September 30, 2021.
•Acquired 23 wholly-owned self storage properties for approximately $321.8 million during the third quarter of 2022. Consideration for these acquisitions included the issuance of $6.2 million of OP equity.
•Issued $200.0 million of 5.06% senior unsecured notes due November 16, 2032 in a private placement to certain institutional investors.
•Repurchased 953,924 of the Company's common shares for approximately $50.0 million under the previously announced share repurchase program. Under the program, the Company is authorized to repurchase up to a total of $400.0 million of common shares.

Tamara Fischer, Chief Executive Officer, commented, “We’re pleased to report another quarter of double-digit same store NOI and Core FFO per share growth for our shareholders. Overall, fundamentals in the self storage sector remain healthy, and are moderating toward historical norms.

We continued to execute on our growth strategy by acquiring over $320 million of properties during the quarter and opportunistically issuing $200 million of ten-year private placement notes with a coupon of 5.06%. Although the capital markets remain volatile, we will continue to strategically manage our funding needs while ensuring healthy access to a variety of capital sources. As the economy enters more challenging times, we remain confident that the self storage sector, and NSA specifically, remain well positioned to navigate a more dynamic operating and capital environment."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Growth	2022	2021	Growth
Net income	$40,177	$40,730	(1.4)%	$133,388	$104,040	28.2%

Funds From Operations ("FFO")(1)	$86,215	$66,966	28.7%	$264,003	$177,476	48.8%
Add back acquisition costs	1,142	512	123.0%	2,377	922	157.8%
Add back casualty-related expenses	5,754	—	—%	5,754	—	—%
Core FFO(1)	$93,111	$67,478	38.0%	$272,134	$178,398	52.5%

Earnings per share - basic	$0.21	$0.31	(32.3)%	$0.68	$0.89	(23.6)%
Earnings per share - diluted	$0.21	$0.26	(19.2)%	$0.68	$0.71	(4.2)%

FFO per share and unit(1)	$0.67	$0.56	19.6%	$2.04	$1.60	27.5%
Core FFO per share and unit(1)	$0.72	$0.57	26.3%	$2.10	$1.61	30.4%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income decreased $0.5 million for the third quarter of 2022 and increased by $29.3 million for the nine months ended September 30, 2022 ("year-to-date") as compared to the same periods in 2021. The decrease in net income in the third quarter of 2022 was primarily due to an increase in depreciation expense resulting from the 153 self storage properties acquired between October 1, 2021 and September 30, 2022, and increases in interest expense and casualty-related expenses, partially offset by additional NOI generated from the 153 self storage properties acquired between October 1, 2021 and September 30, 2022, and same store NOI growth. The year-to-date increase in net income was the result of additional NOI generated from the 153 self storage properties acquired between October 1, 2021 and September 30, 2022, same store NOI growth, increases in management fees and other revenue, and an increase in equity in earnings from the Company's unconsolidated real estate ventures, partially offset by increases in depreciation expense and interest expense.
The increases in FFO and Core FFO for the third quarter of 2022 and year-to-date were primarily the result of incremental NOI from properties acquired between October 1, 2021 and September 30, 2022 and same store NOI growth, partially offset by an increase in interest expense.
Same Store Operating Results (629 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Growth	2022	2021	Growth
Total revenues	$140,834	$127,248	10.7%	$410,288	$360,378	13.8%
Property operating expenses	36,915	34,532	6.9%	106,748	100,805	5.9%
Net Operating Income (NOI)	$103,919	$92,716	12.1%	$303,540	$259,573	16.9%
NOI Margin	73.8%	72.9%	0.9%	74.0%	72.0%	2.0%

Average Occupancy	94.1%	96.5%	(2.4)%	94.6%	94.5%	0.1%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.07	$13.27	13.6%	$14.56	$12.78	13.9%
Year-over-year same store total revenues increased 10.7% for the third quarter of 2022 and 13.8% year-to-date as compared to the same periods in 2021. The increase for the third quarter was driven primarily by a 13.6% increase in average annualized rental revenue per occupied square foot, partially offset by a 240 basis point decrease in average occupancy. The year-to-date increase was driven primarily by a 13.9% increase in average annualized rental revenue per occupied square foot, and a 10 basis point increase in average occupancy. Markets which generated above portfolio average same store total revenue growth include: Atlanta, Riverside-San Bernardino, and Sarasota. Markets which generated below portfolio average same store total revenue growth include: Portland, Phoenix and Las Vegas.
Year-over-year same store property operating expenses increased 6.9% for the third quarter of 2022 and 5.9% year-to-date as compared to the same periods in 2021. The increases primarily resulted from increases in property tax expense, utilities, marketing, and credit card processing fees.
Casualty Event Impact
During the third quarter of 2022, we incurred outsized casualty-related expenses and losses due to certain events including floods, fires, and hurricanes Fiona and Ian, which we do not consider indicative of our core operating performance. These elevated amounts of casualty costs from these events totaled $5.7 million which is included in other operating expenses. These costs are excluded from Core FFO.

The Company maintains property and casualty insurance on its wholly-owned and joint venture properties, which covers both damages and business interruption expenses subject to varying deductibles depending on the cause and extent of the claim.
Investment Activity
During the third quarter, NSA invested $321.8 million in the acquisition of 23 wholly-owned self storage properties consisting of approximately 1.7 million rentable square feet configured in approximately 12,800 storage units. Total consideration for these acquisitions included approximately $313.8 million of net cash, $6.2 million of OP units, and the assumption of approximately $1.8 million of other liabilities.
Balance Sheet
On August 30, 2022, the Company's operating partnership entered into an agreement to issue $200.0 million of 5.06% senior unsecured notes due November 16, 2032 (the "November 2032 Notes"). On September 28, 2022, the operating partnership issued the November 2032 Notes. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
Common Share Dividends
On August 25, 2022, NSA's Board of Trustees declared a quarterly cash dividend of $0.55 per common share, representing a 34% increase from the third quarter 2021. The third quarter 2022 dividend was paid on September 30, 2022 to shareholders of record as of September 15, 2022.

2022 Guidance
The following table outlines NSA's updated and prior Core FFO guidance estimates and related assumptions for the year ended December 31, 2022. The Company's revision to Core FFO per share estimates is primarily driven by higher interest rates, third quarter adjustments to income tax accruals, and revised same store growth assumptions.

	Current Ranges for Full Year 2022		Prior Ranges for Full Year 2022		Actual Results for Full Year 2021
	Low	High	Low	High
Core FFO per share(1)	$2.80	$2.82	$2.80	$2.85	$2.26

Same store operations(2)
Total revenue growth	11.5%	12.5%	11.0%	13.0%	15.1%
Property operating expenses growth	5.5%	6.5%	5.00%	6.25%	4.0%
NOI growth	14.0%	15.0%	14.0%	16.0%	19.8%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$52.0	$54.0	$52.0	$54.0	$45.5
Equity-based compensation, in millions	$6.0	$6.5	$6.5	$7.0	$5.5

Management fees and other revenue, in millions	$27.0	$29.0	$27.0	$29.0	$24.4
Core FFO from unconsolidated real estate ventures, in millions	$24.0	$25.0	$24.0	$25.0	$20.7

Subordinated performance unit distributions, in millions	$58.0	$59.0	$58.0	$61.0	$49.8

Acquisitions of self storage properties, in millions	$550.0	$600.0	$400.0	$600.0	$2,175.0

	Current Ranges for Full Year 2022		Prior Ranges for Full Year 2022
	Low	High	Low	High
Earnings (loss) per share - diluted	$1.14	$1.21	$1.28	$1.38
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.12	0.05	0.16	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.93	1.95	1.80	1.90
FFO attributable to subordinated unitholders	(0.45)	(0.46)	(0.45)	(0.47)
Casualty-related expenses	0.04	0.05	—	—
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.02	0.02	0.01	0.02
Core FFO per share and unit	$2.80	$2.82	$2.80	$2.85

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2022 guidance reflects NSA's 2022 same store pool comprising 629 stores. 2021 actual results reflect NSA's 2021 same store pool comprising 560 stores.

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 2, 2022.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, November 3, 2022 to discuss its third quarter 2022 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, November 3, 2022, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Thursday, November 10, 2022. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Nareit's REITworld conference on November 15-16, 2022 in San Francisco, California.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2022, the Company held ownership interests in and operated 1,100 self storage properties located in 42 states and Puerto Rico with approximately 71.5 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; negative impacts from the COVID-19 pandemic on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2022. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE
Rental revenue	$193,724	$139,420	$552,829	$379,857
Other property-related revenue	6,400	5,141	18,907	14,107
Management fees and other revenue	6,649	6,282	21,111	18,117
Total revenue	206,773	150,843	592,847	412,081
OPERATING EXPENSES
Property operating expenses	55,132	39,465	157,678	110,723
General and administrative expenses	15,298	13,012	43,966	36,700
Depreciation and amortization	59,631	38,983	175,594	107,458
Other	6,356	994	7,351	1,701
Total operating expenses	136,417	92,454	384,589	256,582
OTHER (EXPENSE) INCOME
Interest expense	(28,871)	(18,144)	(75,966)	(52,275)
Equity in earnings of unconsolidated real estate ventures	2,134	1,682	5,590	3,615
Acquisition costs	(1,142)	(512)	(2,377)	(922)
Non-operating expense	(226)	(241)	(599)	(562)
Gain on sale of self storage properties	—	—	2,134	—
Other expense, net	(28,105)	(17,215)	(71,218)	(50,144)
Income before income taxes	42,251	41,174	137,040	105,355
Income tax expense	(2,074)	(444)	(3,652)	(1,315)
Net income	40,177	40,730	133,388	104,040
Net income attributable to noncontrolling interests	(17,966)	(10,506)	(60,911)	(24,260)
Net income attributable to National Storage Affiliates Trust	22,211	30,224	72,477	79,780
Distributions to preferred shareholders	(3,382)	(3,276)	(10,043)	(9,827)
Net income attributable to common shareholders	$18,829	$26,948	$62,434	$69,953

Earnings per share - basic	$0.21	$0.31	$0.68	$0.89
Earnings per share - diluted	$0.21	$0.26	$0.68	$0.71

Weighted average shares outstanding - basic	91,471	86,257	91,446	78,307
Weighted average shares outstanding - diluted	91,471	140,025	91,446	130,983

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate
Self storage properties	$6,345,448	$5,798,188
Less accumulated depreciation	(722,010)	(578,717)
Self storage properties, net	5,623,438	5,219,471
Cash and cash equivalents	33,401	25,013
Restricted cash	4,013	2,862
Debt issuance costs, net	1,720	2,433
Investment in unconsolidated real estate ventures	231,696	188,187
Other assets, net	147,969	102,417
Operating lease right-of-use assets	21,501	22,211
Total assets	$6,063,738	$5,562,594
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,487,724	$2,940,931
Accounts payable and accrued liabilities	92,466	59,262
Interest rate swap liabilities	—	33,757
Operating lease liabilities	23,362	23,981
Deferred revenue	23,143	22,208
Total liabilities	3,626,695	3,080,139
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 8,736,719 issued and outstanding at September 30, 2022 and December 31, 2021, respectively, at liquidation preference	225,439	218,418
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 90,861,825 and 91,198,929 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	909	912
Additional paid-in capital	1,804,444	1,866,773
Distributions in excess of earnings	(374,978)	(291,263)
Accumulated other comprehensive income (loss)	42,852	(19,611)
Total shareholders' equity	1,698,666	1,775,229
Noncontrolling interests	738,377	707,226
Total equity	2,437,043	2,482,455
Total liabilities and equity	$6,063,738	$5,562,594

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$40,177	$40,730	$133,388	$104,040
Add (subtract):
Real estate depreciation and amortization	59,303	38,636	174,643	106,404
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,441	3,842	12,611	11,563
Gain on sale of self storage properties	—	—	(2,134)	—
Distributions to preferred shareholders and unitholders	(3,653)	(3,517)	(10,857)	(10,551)
FFO attributable to subordinated performance unitholders(1)	(14,053)	(12,725)	(43,648)	(33,980)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	86,215	66,966	264,003	177,476
Add:
Acquisition costs	1,142	512	2,377	922
Casualty-related expenses(2)	5,754	—	5,754	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$93,111	$67,478	$272,134	$178,398

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	91,471	86,257	91,446	78,307
Weighted average restricted common shares outstanding	26	39	27	32
Weighted average effect of forward offering agreement(4)	—	—	—	133
Weighted average OP units outstanding	35,344	30,103	35,361	29,940
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925	1,925	1,925
Weighted average LTIP units outstanding	477	525	526	549
Total weighted average shares and units outstanding - FFO and Core FFO	129,243	118,849	129,285	110,886

FFO per share and unit	$0.67	$0.56	$2.04	$1.60
Core FFO per share and unit	$0.72	$0.57	$2.10	$1.61

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) These casualty-related expenses are recorded in the line item "Other" within operating expenses in our consolidated statement of operations.
(3) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(5) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(4) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Earnings per share - diluted	$0.21	$0.26	$0.68	$0.71
Impact of the difference in weighted average number of shares(5)	(0.06)	0.05	(0.20)	0.14
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(6)	0.14	—	0.47	—
Add real estate depreciation and amortization	0.46	0.33	1.35	0.96
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03	0.10	0.10
Subtract gain on sale of self storage properties	—	—	(0.02)	—
FFO attributable to subordinated performance unitholders	(0.11)	(0.11)	(0.34)	(0.31)
FFO per share and unit	0.67	0.56	2.04	1.60
Add acquisition costs	0.01	0.01	0.02	0.01
Add casualty-related expenses	0.04	—	0.04	—
Core FFO per share and unit	$0.72	$0.57	$2.10	$1.61

(5) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(6) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(5).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$40,177	$40,730	$133,388	$104,040
(Subtract) add:
Management fees and other revenue	(6,649)	(6,282)	(21,111)	(18,117)
General and administrative expenses	15,298	13,012	43,966	36,700
Other	6,356	994	7,351	1,701
Depreciation and amortization	59,631	38,983	175,594	107,458
Interest expense	28,871	18,144	75,966	52,275
Equity in earnings of unconsolidated real estate ventures	(2,134)	(1,682)	(5,590)	(3,615)
Acquisition costs	1,142	512	2,377	922
Income tax expense	2,074	444	3,652	1,315
Gain on sale of self storage properties	—	—	(2,134)	—
Non-operating expense	226	241	599	562
Net Operating Income	$144,992	$105,096	$414,058	$283,241

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$40,177	$40,730	$133,388	$104,040
Add:
Depreciation and amortization	59,631	38,983	175,594	107,458
Company's share of unconsolidated real estate venture depreciation and amortization	4,441	3,842	12,611	11,563
Interest expense	28,871	18,144	75,966	52,275
Income tax expense	2,074	444	3,652	1,315
EBITDA	135,194	102,143	401,211	276,651
Add (subtract):
Acquisition costs	1,142	512	2,377	922
Gain on sale of self storage properties	—	—	(2,134)	—
Casualty-related expenses (recoveries)	5,754	—	5,754	—
Equity-based compensation expense	1,546	1,454	4,670	4,088
Adjusted EBITDA	$143,636	$104,109	$411,878	$281,661

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2022
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	197	90,483	12,655,413	92.0%	Texas	208	99,644	13,653,558	92.0%
California	86	51,344	6,488,336	92.0%	California	98	57,988	7,267,588	91.8%
Georgia	71	32,944	4,447,464	91.8%	Florida	90	52,757	5,885,540	92.2%
Oregon	70	29,238	3,658,945	88.8%	Georgia	82	39,076	5,319,572	91.9%
Florida	63	37,703	4,174,538	91.5%	Oregon	70	29,238	3,658,945	88.8%
North Carolina	41	19,883	2,490,662	94.5%	North Carolina	41	19,883	2,490,662	94.5%
Arizona	33	18,192	2,098,182	89.7%	Oklahoma	39	17,617	2,448,932	94.1%
Oklahoma	33	15,297	2,142,317	94.0%	Arizona	35	19,195	2,208,412	89.7%
Louisiana	31	13,840	1,718,752	91.5%	Louisiana	31	13,840	1,718,752	91.5%
Kansas	23	8,575	1,187,718	92.5%	Alabama	29	13,405	1,961,128	86.1%
Pennsylvania	22	10,169	1,266,764	88.3%	Ohio	27	14,879	1,853,334	90.3%
Colorado	22	9,489	1,197,490	92.4%	Michigan	25	15,953	2,022,648	91.6%
Indiana	21	10,992	1,441,115	92.0%	Pennsylvania	25	11,803	1,427,534	88.6%
Washington	19	6,635	871,435	88.3%	Kansas	23	8,575	1,187,718	92.5%
Alabama	15	7,886	1,135,296	82.4%	Tennessee	22	11,614	1,484,118	92.4%
New Hampshire	15	7,120	889,101	93.3%	Colorado	22	9,489	1,197,490	92.4%
Puerto Rico	14	12,398	1,339,140	95.4%	Indiana	21	10,992	1,441,115	92.0%
Nevada	14	7,075	898,105	91.7%	New Jersey	20	13,264	1,577,980	88.5%
Ohio	13	5,501	729,012	90.8%	Washington	19	6,635	871,435	88.3%
Tennessee	13	6,063	777,445	91.4%	Nevada	18	8,692	1,150,568	91.3%
Missouri	12	5,293	678,735	90.2%	Massachusetts	15	10,887	1,195,068	88.5%
Illinois	10	6,377	718,302	93.3%	New Hampshire	15	7,120	889,101	93.3%
New Mexico	10	5,505	718,512	92.8%	Puerto Rico	14	12,398	1,339,140	95.4%
Other(1)	67	33,483	4,354,464	87.6%	Illinois	14	8,926	1,023,014	92.3%
Total	915	451,485	58,077,243	91.3%	Minnesota	12	5,734	734,295	89.8%
					Missouri	12	5,293	678,735	90.2%
					New Mexico	10	5,505	718,512	92.8%
					Other(2)	63	32,060	4,141,887	87.6%
					Total	1,100	562,462	71,546,781	91.3%

(1) Other states in NSA's owned portfolio as of September 30, 2022 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of September 30, 2022 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2022 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities / (Other Assets)	Total

March 31, 2022	12	5,002	678,383	$76,027	$16,576	$332	$92,935
June 30, 2022	8	5,390	685,368	99,954	13,938	641	114,533
September 30, 2022	23	12,787	1,653,102	313,784	6,244	1,761	321,789
Total Acquisitions	43	23,179	3,016,853	$489,765	$36,758	$2,734	$529,257

Unconsolidated Real Estate Ventures (at 100%)(3)
June 30, 2022	7	6,842	721,882	205,947	—	1,641	207,588
September 30, 2022	1	347	43,700	6,610	—	(13)	6,597
Total Acquisitions	8	7,189	765,582	$212,557	$—	$1,628	$214,185

Total Investments(4)	51	30,368	3,782,435	$702,322	$36,758	$4,362	$743,442

2022 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Proceeds
March 31, 2022(5)	1	432	64,750	$6,531

(3) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4) NSA acquired self storage properties located in Alabama (1), Arkansas (2), Colorado (2), Connecticut (1), Florida (6), Georgia (11), Michigan (1), Minnesota (1), Missouri (1), New Mexico (4), Pennsylvania (5), South Carolina (4), Texas (11) and Virginia (1).
(5) NSA disposed of a self storage property located in Texas in 2022.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of September 30, 2022									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2022	2023	2024	2025	2026	2027	2028	Thereafter	Total
Credit Facility:
Revolving line of credit	4.39%	Variable(2)	January 2024	$—	$—	$432,000	$—	$—	$—	$—	$—	$432,000
Term loan - Tranche A	3.69%	Swapped To Fixed	January 2023	—	125,000	—	—	—	—	—	—	125,000
Term loan - Tranche B	2.89%	Swapped To Fixed	July 2024	—	—	250,000	—	—	—	—	—	250,000
Term loan - Tranche C	2.86%	Swapped To Fixed	January 2025	—	—	—	225,000	—	—	—	—	225,000
Term loan - Tranche D	3.07%	Swapped To Fixed	July 2026	—	—	—	—	175,000	—	—	—	175,000
Term loan - Tranche E	4.29%	Variable	March 2027	—	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	175,000	—	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
Term loan facility - June 2029	4.69%	Variable	June 2029	—	—	—	—	—	—	—	285,000	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	—	35,000	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	—	75,404	20,060	—	—	84,900	88,000	32,324	300,688
Total Principal/Weighted Average	3.64%		5.4 years	$—	$375,404	$702,060	$225,000	$210,000	$209,900	$163,000	$1,612,324	$3,497,688
Unamortized debt issuance costs and debt premium, net												(9,964)
Total Debt												$3,487,724

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $650 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.25% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2022
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	4.3x
Total Leverage Ratio	< 60.0%	40.6%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series A-1 cumulative redeemable preferred units	712,208

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	90,835,777	90,835,777
Restricted common shares	26,048	26,048
Total shares outstanding	90,861,825	90,861,825
Operating partnership units	35,322,132	35,322,132
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	37,247,050	37,247,050
Long-term incentive plan units(3)	475,996	475,996
Total shares and Class A equivalents outstanding	128,584,871	128,584,871
Subordinated performance units(4)	8,032,683	13,816,215
DownREIT subordinated performance unit equivalents(4)	4,337,111	7,459,831
Total subordinated partnership units	12,369,794	21,276,046
Total common shares and units outstanding	140,954,665	149,860,917

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.72 OP units based on historical financial information for the trailing twelve months ended September 30, 2022. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	September 30, 2022	December 31, 2021
ASSETS
Self storage properties, net	$1,906,941	$1,741,538
Other assets	44,033	23,562
Total assets	$1,950,974	$1,765,100
LIABILITIES AND EQUITY
Debt financing	$1,002,070	$1,001,378
Other liabilities	29,853	19,493
Equity	919,051	744,229
Total liabilities and equity	$1,950,974	$1,765,100

Combined Operating Information

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$55,262	$13,816	$157,861	$39,465
Property operating expenses	14,773	3,693	42,917	10,729
Net operating income	40,489	10,123	114,944	28,736
Supervisory, administrative and other expenses	(3,635)	(909)	(10,377)	(2,594)
Depreciation and amortization	(17,764)	(4,441)	(50,444)	(12,611)
Interest expense	(10,415)	(2,604)	(31,241)	(7,810)
Acquisition and other expenses	(204)	(51)	(711)	(178)
Net income	$8,471	$2,118	$22,171	$5,543
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		16		47
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,441		12,611
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,575		$18,201

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2022 compared to Three Months Ended September 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth
Texas	113	$22,191	$19,792	12.1%	$7,181	$6,496	10.5%	$15,010	$13,296	12.9%	67.6%	67.2%	0.4%
California	81	25,370	22,811	11.2%	5,784	5,474	5.7%	19,586	17,337	13.0%	77.2%	76.0%	1.2%
Oregon	61	13,180	12,445	5.9%	2,854	2,822	1.1%	10,326	9,623	7.3%	78.3%	77.3%	1.0%
Florida	48	14,589	12,942	12.7%	3,901	3,432	13.7%	10,688	9,510	12.4%	73.3%	73.5%	(0.2)%
Georgia	46	8,549	7,450	14.8%	2,264	2,130	6.3%	6,285	5,320	18.1%	73.5%	71.4%	2.1%
North Carolina	34	6,939	6,016	15.3%	1,620	1,605	0.9%	5,319	4,411	20.6%	76.7%	73.3%	3.4%
Oklahoma	32	5,207	4,680	11.3%	1,435	1,318	8.9%	3,772	3,362	12.2%	72.4%	71.8%	0.6%
Arizona	30	7,343	6,781	8.3%	1,683	1,655	1.7%	5,660	5,126	10.4%	77.1%	75.6%	1.5%
Louisiana	26	4,668	4,214	10.8%	1,387	1,274	8.9%	3,281	2,940	11.6%	70.3%	69.8%	0.5%
Kansas	17	2,799	2,666	5.0%	879	894	(1.7)%	1,920	1,772	8.4%	68.6%	66.5%	2.1%
Colorado	16	2,849	2,618	8.8%	829	856	(3.2)%	2,020	1,762	14.6%	70.9%	67.3%	3.6%
Indiana	16	3,309	3,029	9.2%	932	847	10.0%	2,377	2,182	8.9%	71.8%	72.0%	(0.2)%
Washington	16	2,722	2,521	8.0%	663	655	1.2%	2,059	1,866	10.3%	75.6%	74.0%	1.6%
Nevada	13	3,092	2,856	8.3%	754	644	17.1%	2,338	2,212	5.7%	75.6%	77.5%	(1.9)%
New Hampshire	11	2,494	2,283	9.2%	642	592	8.4%	1,852	1,691	9.5%	74.3%	74.1%	0.2%
Other(1)	69	15,533	14,144	9.8%	4,107	3,838	7.0%	11,426	10,306	10.9%	73.6%	72.9%	0.7%
Total/Weighted Average	629	$140,834	$127,248	10.7%	$36,915	$34,532	6.9%	$103,919	$92,716	12.1%	73.8%	72.9%	0.9%

2021 Same Store Pool(2)	553	$124,266	$112,507	10.5%	$31,952	$29,915	6.8%	$92,314	$82,592	11.8%	74.3%	73.4%	0.9%

2020 Same Store Pool(3)	491	$110,441	$99,935	10.5%	$28,202	$26,501	6.4%	$82,239	$73,434	12.0%	74.5%	73.5%	1.0%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2022 compared to Three Months Ended September 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth
Texas	47,791	6,768,240	93.6%	95.7%	(2.1)%	95.1%	96.2%	(1.1)%	$13.36	$11.74	13.8%
California	48,434	6,097,979	92.0%	97.7%	(5.7)%	93.5%	97.9%	(4.4)%	17.10	14.66	16.6%
Oregon	24,382	3,093,327	89.8%	94.1%	(4.3)%	92.4%	94.9%	(2.5)%	18.10	16.69	8.4%
Florida	29,154	3,245,070	92.9%	96.3%	(3.4)%	93.9%	96.7%	(2.8)%	18.56	16.07	15.5%
Georgia	19,769	2,656,089	93.6%	98.0%	(4.4)%	95.0%	97.9%	(2.9)%	13.21	11.11	18.9%
North Carolina	15,736	1,952,945	95.3%	98.0%	(2.7)%	96.9%	98.4%	(1.5)%	14.28	12.10	18.0%
Oklahoma	14,944	2,096,667	94.1%	95.8%	(1.7)%	95.6%	96.4%	(0.8)%	10.14	9.03	12.3%
Arizona	16,412	1,924,129	90.6%	95.9%	(5.3)%	92.0%	96.1%	(4.1)%	16.20	14.26	13.6%
Louisiana	12,367	1,539,407	92.2%	95.6%	(3.4)%	93.7%	93.4%	0.3%	12.62	11.45	10.2%
Kansas	5,806	810,228	93.5%	95.5%	(2.0)%	95.5%	96.4%	(0.9)%	13.79	12.91	6.8%
Colorado	6,725	838,651	92.6%	93.8%	(1.2)%	94.2%	95.9%	(1.7)%	14.17	12.79	10.8%
Indiana	8,746	1,134,668	92.0%	97.0%	(5.0)%	93.6%	97.3%	(3.7)%	12.19	10.71	13.8%
Washington	5,390	716,603	90.2%	92.4%	(2.2)%	91.8%	92.9%	(1.1)%	16.25	14.84	9.5%
Nevada	6,770	854,199	91.6%	96.1%	(4.5)%	92.9%	97.0%	(4.1)%	14.95	13.35	12.0%
New Hampshire	5,045	619,581	93.9%	94.0%	(0.1)%	94.0%	95.5%	(1.5)%	16.67	15.01	11.1%
Other(1)	33,872	4,177,130	92.5%	95.7%	(3.2)%	93.4%	96.1%	(2.7)%	15.33	13.72	11.7%
Total/Weighted Average	301,343	38,524,913	92.6%	96.1%	(3.5)%	94.1%	96.5%	(2.4)%	$15.07	$13.27	13.6%

2021 Same Store Pool(2)	266,346	33,714,216	92.6%	96.2%	(3.6)%	94.0%	96.6%	(2.6)%	$15.20	$13.39	13.5%

2020 Same Store Pool(3)	237,185	29,944,497	92.5%	96.2%	(3.7)%	94.0%	96.6%	(2.6)%	$15.22	$13.39	13.7%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	113	$64,251	$55,578	15.6%	$20,602	$19,007	8.4%	$43,649	$36,571	19.4%	67.9%	65.8%	2.1%
California	81	74,549	65,288	14.2%	16,874	16,202	4.1%	57,675	49,086	17.5%	77.4%	75.2%	2.2%
Oregon	61	38,214	34,833	9.7%	8,384	8,185	2.4%	29,830	26,648	11.9%	78.1%	76.5%	1.6%
Florida	48	42,566	36,647	16.2%	10,905	10,024	8.8%	31,661	26,623	18.9%	74.4%	72.6%	1.8%
Georgia	46	24,742	20,916	18.3%	6,580	6,163	6.8%	18,162	14,753	23.1%	73.4%	70.5%	2.9%
North Carolina	34	19,914	17,155	16.1%	4,670	4,522	3.3%	15,244	12,633	20.7%	76.5%	73.6%	2.9%
Oklahoma	32	15,029	13,366	12.4%	4,015	3,792	5.9%	11,014	9,574	15.0%	73.3%	71.6%	1.7%
Arizona	30	21,736	19,278	12.8%	5,049	4,886	3.3%	16,687	14,392	15.9%	76.8%	74.7%	2.1%
Louisiana	26	13,607	11,995	13.4%	3,868	3,742	3.4%	9,739	8,253	18.0%	71.6%	68.8%	2.8%
Kansas	17	8,139	7,534	8.0%	2,643	2,612	1.2%	5,496	4,922	11.7%	67.5%	65.3%	2.2%
Colorado	16	8,287	7,451	11.2%	2,245	2,412	(6.9)%	6,042	5,039	19.9%	72.9%	67.6%	5.3%
Indiana	16	9,676	8,620	12.3%	2,793	2,492	12.1%	6,883	6,128	12.3%	71.1%	71.1%	—%
Washington	16	7,966	7,135	11.6%	1,995	1,868	6.8%	5,971	5,267	13.4%	75.0%	73.8%	1.2%
Nevada	13	9,114	8,074	12.9%	2,109	1,905	10.7%	7,005	6,169	13.6%	76.9%	76.4%	0.5%
New Hampshire	11	7,251	6,490	11.7%	1,947	1,865	4.4%	5,304	4,625	14.7%	73.1%	71.3%	1.8%
Other(1)	69	45,247	40,018	13.1%	12,069	11,128	8.5%	33,178	28,890	14.8%	73.3%	72.2%	1.1%
Total/Weighted Average	629	$410,288	$360,378	13.8%	$106,748	$100,805	5.9%	$303,540	$259,573	16.9%	74.0%	72.0%	2.0%

2021 Same Store Pool(2)	553	$362,340	$319,081	13.6%	$92,622	$87,217	6.2%	$269,718	$231,864	16.3%	74.4%	72.7%	1.7%

2020 Same Store Pool(3)	491	$322,035	$283,742	13.5%	$81,739	$77,179	5.9%	$240,296	$206,563	16.3%	74.6%	72.8%	1.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	47,791	6,768,240	93.6%	95.7%	(2.1)%	95.4%	93.4%	2.0%	$12.86	$11.33	13.5%
California	48,434	6,097,979	92.0%	97.7%	(5.7)%	94.9%	97.1%	(2.2)%	16.47	14.08	17.0%
Oregon	24,382	3,093,327	89.8%	94.1%	(4.3)%	92.4%	92.6%	(0.2)%	17.50	15.97	9.6%
Florida	29,154	3,245,070	92.9%	96.3%	(3.4)%	94.3%	95.0%	(0.7)%	17.98	15.44	16.5%
Georgia	19,769	2,656,089	93.6%	98.0%	(4.4)%	95.8%	95.3%	0.5%	12.62	10.66	18.4%
North Carolina	15,736	1,952,945	95.3%	98.0%	(2.7)%	97.1%	96.7%	0.4%	13.59	11.67	16.5%
Oklahoma	14,944	2,096,667	94.1%	95.8%	(1.7)%	95.6%	94.6%	1.0%	9.74	8.75	11.3%
Arizona	16,412	1,924,129	90.6%	95.9%	(5.3)%	93.1%	94.5%	(1.4)%	15.78	13.73	14.9%
Louisiana	12,367	1,539,407	92.2%	95.6%	(3.4)%	94.0%	90.0%	4.0%	12.23	11.27	8.5%
Kansas	5,806	810,228	93.5%	95.5%	(2.0)%	94.8%	93.8%	1.0%	13.43	12.32	9.0%
Colorado	6,725	838,651	92.6%	93.8%	(1.2)%	94.1%	94.6%	(0.5)%	13.74	12.28	11.9%
Indiana	8,746	1,134,668	92.0%	97.0%	(5.0)%	94.7%	95.9%	(1.2)%	11.73	10.30	13.9%
Washington	5,390	716,603	90.2%	92.4%	(2.2)%	91.9%	90.9%	1.0%	15.83	14.29	10.8%
Nevada	6,770	854,199	91.6%	96.1%	(4.5)%	94.0%	95.7%	(1.7)%	14.58	12.69	14.9%
New Hampshire	5,045	619,581	93.9%	94.0%	(0.1)%	93.9%	94.5%	(0.6)%	16.22	14.40	12.6%
Other(1)	33,872	4,177,130	92.5%	95.7%	(3.2)%	93.6%	93.9%	(0.3)%	14.95	13.22	13.1%
Total/Weighted Average	301,343	38,524,913	92.6%	96.1%	(3.5)%	94.6%	94.5%	0.1%	$14.56	$12.78	13.9%

2021 Same Store Pool(2)	266,346	33,714,216	92.6%	96.2%	(3.6)%	94.6%	94.8%	(0.2)%	$14.69	$12.89	14.0%

2020 Same Store Pool(3)	237,185	29,944,497	92.5%	96.2%	(3.7)%	94.6%	94.9%	(0.3)%	$14.70	$12.89	14.0%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2022 compared to Three Months Ended September 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$13,033	$11,367	14.7%	$2,704	$2,524	7.1%	$10,329	$8,843	16.8%	79.3%	77.8%	1.5%
Portland-Vancouver-Hillsboro, OR-WA	45	9,419	8,963	5.1%	2,154	2,117	1.7%	7,265	6,846	6.1%	77.1%	76.4%	0.7%
Atlanta-Sandy Springs-Roswell, GA	30	6,000	5,198	15.4%	1,576	1,472	7.1%	4,424	3,726	18.7%	73.7%	71.7%	2.0%
Phoenix-Mesa-Scottsdale, AZ	23	5,857	5,381	8.8%	1,355	1,303	4.0%	4,502	4,078	10.4%	76.9%	75.8%	1.1%
McAllen-Edinburg-Mission, TX	20	4,458	3,925	13.6%	1,166	1,097	6.3%	3,292	2,828	16.4%	73.8%	72.1%	1.7%
Oklahoma City, OK	19	3,163	2,795	13.2%	887	818	8.4%	2,276	1,977	15.1%	72.0%	70.7%	1.3%
Houston-The Woodlands-Sugar Land, TX	18	3,982	3,605	10.5%	1,563	1,329	17.6%	2,419	2,276	6.3%	60.7%	63.1%	(2.4)%
Dallas-Fort Worth-Arlington, TX	17	3,270	2,916	12.1%	1,113	1,060	5.0%	2,157	1,856	16.2%	66.0%	63.6%	2.4%
Brownsville-Harlingen, TX	16	2,793	2,439	14.5%	748	693	7.9%	2,045	1,746	17.1%	73.2%	71.6%	1.6%
Indianapolis-Carmel-Anderson, IN	16	3,309	3,029	9.2%	932	847	10.0%	2,377	2,182	8.9%	71.8%	72.0%	(0.2)%
Los Angeles-Long Beach-Anaheim, CA	14	6,145	5,647	8.8%	1,432	1,377	4.0%	4,713	4,270	10.4%	76.7%	75.6%	1.1%
New Orleans-Metairie, LA	13	2,634	2,360	11.6%	710	653	8.7%	1,924	1,707	12.7%	73.0%	72.3%	0.7%
North Port-Sarasota-Bradenton, FL	13	4,349	3,830	13.6%	1,116	956	16.7%	3,233	2,874	12.5%	74.3%	75.0%	(0.7)%
Tulsa, OK	13	2,044	1,885	8.4%	548	500	9.6%	1,496	1,385	8.0%	73.2%	73.5%	(0.3)%
Las Vegas-Henderson-Paradise, NV	12	2,951	2,725	8.3%	719	609	18.1%	2,232	2,116	5.5%	75.6%	77.7%	(2.1)%
Colorado Springs, CO	11	1,663	1,528	8.8%	448	505	(11.3)%	1,215	1,023	18.8%	73.1%	67.0%	6.1%
Kansas City, MO-KS	11	1,981	1,918	3.3%	663	655	1.2%	1,318	1,263	4.4%	66.5%	65.8%	0.7%
San Antonio-New Braunfels, TX	11	2,193	1,994	10.0%	860	748	15.0%	1,333	1,246	7.0%	60.8%	62.5%	(1.7)%
Other MSAs	281	61,590	55,743	10.5%	16,221	15,269	6.2%	45,369	40,474	12.1%	73.7%	72.6%	1.1%
Total/Weighted Average	629	$140,834	$127,248	10.7%	$36,915	$34,532	6.9%	$103,919	$92,716	12.1%	73.8%	72.9%	0.9%

2021 Same Store Pool(2)	553	$124,266	$112,507	10.5%	$31,952	$29,915	6.8%	$92,314	$82,592	11.8%	74.3%	73.4%	0.9%

2020 Same Store Pool(3)	491	$110,441	$99,935	10.5%	$28,202	$26,501	6.4%	$82,239	$73,434	12.0%	74.5%	73.5%	1.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2022 compared to Three Months Ended September 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth	3Q 2022	3Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,683	3,321,141	93.0%	98.4%	(5.4)%	94.1%	98.4%	(4.3)%	$15.96	$13.33	19.7%
Portland-Vancouver-Hillsboro, OR-WA	17,386	2,123,203	89.5%	92.8%	(3.3)%	91.5%	93.0%	(1.5)%	19.06	17.99	5.9%
Atlanta-Sandy Springs-Roswell, GA	13,423	1,821,607	93.2%	98.2%	(5.0)%	94.7%	98.0%	(3.3)%	13.57	11.28	20.3%
Phoenix-Mesa-Scottsdale, AZ	13,337	1,507,201	90.3%	95.6%	(5.3)%	91.6%	95.6%	(4.0)%	16.53	14.50	14.0%
McAllen-Edinburg-Mission, TX	9,294	1,389,325	95.1%	97.7%	(2.6)%	96.4%	97.5%	(1.1)%	12.97	11.20	15.8%
Oklahoma City, OK	8,829	1,281,922	94.9%	97.0%	(2.1)%	96.5%	97.5%	(1.0)%	9.99	8.74	14.3%
Houston-The Woodlands-Sugar Land, TX	8,536	1,346,718	93.8%	94.9%	(1.1)%	95.0%	94.7%	0.3%	11.80	10.73	10.0%
Dallas-Fort Worth-Arlington, TX	7,117	953,518	92.7%	94.5%	(1.8)%	94.3%	95.7%	(1.4)%	14.22	12.34	15.2%
Brownsville-Harlingen, TX	6,406	917,421	94.5%	96.8%	(2.3)%	95.9%	96.7%	(0.8)%	12.34	10.73	15.0%
Indianapolis-Carmel-Anderson, IN	8,746	1,134,668	92.0%	97.0%	(5.0)%	93.6%	97.3%	(3.7)%	12.19	10.71	13.8%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,063,390	93.2%	95.7%	(2.5)%	94.0%	96.4%	(2.4)%	23.58	21.04	12.1%
New Orleans-Metairie, LA	6,553	758,483	92.1%	96.5%	(4.4)%	93.9%	93.2%	0.7%	14.37	12.97	10.8%
North Port-Sarasota-Bradenton, FL	8,494	837,944	91.3%	97.1%	(5.8)%	92.1%	97.3%	(5.2)%	21.80	18.00	21.1%
Tulsa, OK	6,115	814,745	92.7%	94.0%	(1.3)%	94.1%	94.7%	(0.6)%	10.36	9.49	9.2%
Las Vegas-Henderson-Paradise, NV	6,591	815,863	91.6%	96.2%	(4.6)%	92.8%	97.0%	(4.2)%	14.94	13.32	12.2%
Colorado Springs, CO	4,348	538,607	92.0%	93.2%	(1.2)%	93.0%	95.4%	(2.4)%	13.01	11.66	11.6%
Kansas City, MO-KS	4,004	540,049	93.3%	95.5%	(2.2)%	95.1%	96.5%	(1.4)%	14.64	13.85	5.7%
San Antonio-New Braunfels, TX	4,410	560,389	90.3%	95.4%	(5.1)%	92.6%	96.3%	(3.7)%	16.36	14.16	15.5%
Other MSAs	133,319	16,798,720	92.7%	96.1%	(3.4)%	94.2%	96.6%	(2.4)%	15.12	13.36	13.2%
Total/Weighted Average	301,343	38,524,914	92.6%	96.1%	(3.5)%	94.1%	96.5%	(2.4)%	$15.07	$13.27	13.6%

2021 Same Store Pool(2)	266,346	33,714,216	92.6%	96.2%	(3.6)%	94.0%	96.6%	(2.6)%	$15.20	$13.39	13.5%

2020 Same Store Pool(3)	237,185	29,944,497	92.5%	96.2%	(3.7)%	94.0%	96.6%	(2.6)%	$15.22	$13.39	13.7%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$38,169	$32,584	17.1%	$7,862	$7,363	6.8%	$30,307	$25,221	20.2%	79.4%	77.4%	2.0%
Portland-Vancouver-Hillsboro, OR-WA	45	27,564	25,316	8.9%	6,398	6,095	5.0%	21,166	19,221	10.1%	76.8%	75.9%	0.9%
Atlanta-Sandy Springs-Roswell, GA	30	17,354	14,566	19.1%	4,572	4,224	8.2%	12,782	10,342	23.6%	73.7%	71.0%	2.7%
Phoenix-Mesa-Scottsdale, AZ	23	17,366	15,383	12.9%	4,032	3,862	4.4%	13,334	11,521	15.7%	76.8%	74.9%	1.9%
McAllen-Edinburg-Mission, TX	20	12,982	11,092	17.0%	3,295	3,157	4.4%	9,687	7,935	22.1%	74.6%	71.5%	3.1%
Oklahoma City, OK	19	9,064	7,940	14.2%	2,488	2,343	6.2%	6,576	5,597	17.5%	72.6%	70.5%	2.1%
Houston-The Woodlands-Sugar Land, TX	18	11,587	10,167	14.0%	4,317	3,841	12.4%	7,270	6,326	14.9%	62.7%	62.2%	0.5%
Dallas-Fort Worth-Arlington, TX	17	9,449	8,273	14.2%	3,280	3,133	4.7%	6,169	5,140	20.0%	65.3%	62.1%	3.2%
Brownsville-Harlingen, TX	16	8,099	6,869	17.9%	2,106	2,017	4.4%	5,993	4,852	23.5%	74.0%	70.6%	3.4%
Indianapolis-Carmel-Anderson, IN	16	9,676	8,620	12.3%	2,793	2,492	12.1%	6,883	6,128	12.3%	71.1%	71.1%	—
Los Angeles-Long Beach-Anaheim, CA	14	18,020	16,230	11.0%	4,119	4,064	1.4%	13,901	12,166	14.3%	77.1%	75.0%	2.1%
New Orleans-Metairie, LA	13	7,623	6,658	14.5%	1,996	1,888	5.7%	5,627	4,770	18.0%	73.8%	71.6%	2.2%
North Port-Sarasota-Bradenton, FL	13	12,743	10,819	17.8%	3,118	2,850	9.4%	9,625	7,969	20.8%	75.5%	73.7%	1.8%
Tulsa, OK	13	5,965	5,426	9.9%	1,527	1,449	5.4%	4,438	3,977	11.6%	74.4%	73.3%	1.1%
Las Vegas-Henderson-Paradise, NV	12	8,706	7,693	13.2%	2,008	1,804	11.3%	6,698	5,889	13.7%	76.9%	76.6%	0.3%
Colorado Springs, CO	11	4,857	4,365	11.3%	1,141	1,427	(20.0)%	3,716	2,938	26.5%	76.5%	67.3%	9.2%
Kansas City, MO-KS	11	5,754	5,434	5.9%	2,003	1,915	4.6%	3,751	3,519	6.6%	65.2%	64.8%	0.4%
San Antonio-New Braunfels, TX	11	6,374	5,626	13.3%	2,418	2,169	11.5%	3,956	3,457	14.4%	62.1%	61.4%	0.7%
Other MSAs	281	178,936	157,317	13.7%	47,275	44,712	5.7%	131,661	112,605	16.9%	73.6%	71.6%	2.0%
Total/Weighted Average	629	$410,288	$360,378	13.8%	$106,748	$100,805	5.9%	$303,540	$259,573	16.9%	74.0%	72.0%	2.0%

2021 Same Store Pool(2)	553	$362,340	$319,081	13.6%	$92,622	$87,217	6.2%	$269,718	$231,864	16.3%	74.4%	72.7%	1.7%

2020 Same Store Pool(3)	491	$322,035	$283,742	13.5%	$81,739	$77,179	5.9%	$240,296	$206,563	16.3%	74.6%	72.8%	1.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,683	3,321,141	93.0%	98.4%	(5.4)%	95.6%	98.1%	(2.5)%	$15.31	$12.77	19.9%
Portland-Vancouver-Hillsboro, OR-WA	17,386	2,123,203	89.5%	92.8%	(3.3)%	91.5%	90.9%	0.6%	18.62	17.34	7.4%
Atlanta-Sandy Springs-Roswell, GA	13,423	1,821,607	93.2%	98.2%	(5.0)%	95.8%	95.4%	0.4%	12.92	10.81	19.5%
Phoenix-Mesa-Scottsdale, AZ	13,337	1,507,201	90.3%	95.6%	(5.3)%	93.0%	94.0%	(1.0)%	16.08	14.04	14.5%
McAllen-Edinburg-Mission, TX	9,294	1,389,325	95.1%	97.7%	(2.6)%	97.4%	95.6%	1.8%	12.45	10.74	15.9%
Oklahoma City, OK	8,829	1,281,922	94.9%	97.0%	(2.1)%	96.7%	95.5%	1.2%	9.51	8.44	12.7%
Houston-The Woodlands-Sugar Land, TX	8,536	1,346,718	93.8%	94.9%	(1.1)%	94.9%	90.9%	4.0%	11.47	10.63	7.9%
Dallas-Fort Worth-Arlington, TX	7,117	953,518	92.7%	94.5%	(1.8)%	94.4%	93.4%	1.0%	13.67	12.00	13.9%
Brownsville-Harlingen, TX	6,406	917,421	94.5%	96.8%	(2.3)%	96.7%	94.1%	2.6%	11.87	10.35	14.7%
Indianapolis-Carmel-Anderson, IN	8,746	1,134,668	92.0%	97.0%	(5.0)%	94.7%	95.9%	(1.2)%	11.73	10.30	13.9%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,063,390	93.2%	95.7%	(2.5)%	94.7%	95.3%	(0.6)%	22.85	20.37	12.2%
New Orleans-Metairie, LA	6,553	758,483	92.1%	96.5%	(4.4)%	93.9%	89.1%	4.8%	13.89	12.78	8.7%
North Port-Sarasota-Bradenton, FL	8,494	837,944	91.3%	97.1%	(5.8)%	93.6%	95.2%	(1.6)%	20.91	17.23	21.4%
Tulsa, OK	6,115	814,745	92.7%	94.0%	(1.3)%	93.9%	93.1%	0.8%	10.10	9.25	9.2%
Las Vegas-Henderson-Paradise, NV	6,591	815,863	91.6%	96.2%	(4.6)%	93.9%	95.6%	(1.7)%	14.58	12.65	15.3%
Colorado Springs, CO	4,348	538,607	92.0%	93.2%	(1.2)%	92.8%	94.4%	(1.6)%	12.69	11.21	13.2%
Kansas City, MO-KS	4,004	540,049	93.3%	95.5%	(2.2)%	94.4%	93.8%	0.6%	14.24	13.34	6.7%
San Antonio-New Braunfels, TX	4,410	560,389	90.3%	95.4%	(5.1)%	93.4%	95.0%	(1.6)%	15.67	13.50	16.1%
Other MSAs	133,319	16,798,720	92.7%	96.1%	(3.4)%	94.4%	94.6%	(0.2)%	14.62	12.83	14.0%
Total/Weighted Average	301,343	38,524,912	92.6%	96.1%	(3.5)%	94.6%	94.5%	0.1%	$14.56	$12.78	13.9%

2021 Same Store Pool(2)	266,346	33,714,216	92.6%	96.2%	(3.6)%	94.6%	94.8%	(0.2)%	$14.69	$12.89	14.0%

2020 Same Store Pool(3)	237,185	29,944,497	92.5%	96.2%	(3.7)%	94.6%	94.9%	(0.3)%	$14.70	$12.89	14.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 8

Same Store Operating Data (629 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	YTD 2022	YTD 2021
Revenue
Rental revenue	$136,586	$133,057	$127,815	$125,921	$122,841	$397,458	$347,558
Other property-related revenue	4,248	4,282	4,300	4,344	4,405	12,830	12,820
Total revenue	140,834	137,339	132,115	130,265	127,246	410,288	360,378
Property operating expenses
Store payroll and related costs	10,270	9,933	10,034	10,553	10,007	30,237	30,025
Property tax expense	10,215	10,442	9,701	8,970	9,631	30,358	28,444
Utilities expense	4,233	3,403	3,428	3,094	3,766	11,064	9,872
Repairs & maintenance expense	3,045	3,008	2,714	2,883	2,926	8,767	8,296
Marketing expense	2,587	2,225	2,032	1,878	2,011	6,844	6,246
Insurance expense	1,150	1,146	1,178	1,305	1,171	3,474	3,449
Other property operating expenses	5,415	5,445	5,144	5,227	5,018	16,004	14,473
Total property operating expenses	36,915	35,602	34,231	33,910	34,530	106,748	100,805
Net operating income	$103,919	$101,737	$97,884	$96,355	$92,716	$303,540	$259,573

Net operating income margin	73.8%	74.1%	74.1%	74.0%	72.9%	74.0%	72.0%

Occupancy at period end	92.6%	95.2%	94.8%	95.0%	96.1%	92.6%	96.1%

Average occupancy	94.1%	95.1%	94.8%	95.6%	96.5%	94.6%	94.5%

Average annualized rental revenue per occupied square foot	$15.07	$14.55	$14.05	$13.72	$13.27	$14.56	$12.78

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	YTD 2022	YTD 2021
Rental revenue
Same store portfolio	$136,586	$133,057	$127,815	$125,921	$122,841	$397,458	$347,558
Non-same store portfolio	57,138	51,579	46,654	35,769	16,579	155,371	32,299
Total rental revenue	193,724	184,636	174,469	161,690	139,420	552,829	379,857
Other property-related revenue
Same store portfolio	4,248	4,282	4,300	4,344	4,405	12,830	12,820
Non-same store portfolio	2,152	2,059	1,866	1,299	736	6,077	1,287
Total other property-related revenue	6,400	6,341	6,166	5,643	5,141	18,907	14,107
Property operating expenses
Same store portfolio	36,915	35,602	34,231	33,910	34,530	106,748	100,805
Non-same store portfolio	18,217	17,586	15,127	10,860	5,112	50,930	10,354
Prior period comparability adjustment(1)	—	—	—	(228)	(177)	—	(436)
Total property operating expenses	55,132	53,188	49,358	44,542	39,465	157,678	110,723

Net operating income	144,992	137,789	131,277	122,791	105,096	414,058	283,241
Management fees and other revenue	6,649	7,913	6,549	6,257	6,282	21,111	18,117
General and administrative expenses	(15,298)	(14,702)	(13,966)	(14,301)	(13,012)	(43,966)	(36,700)
Depreciation and amortization	(59,631)	(57,891)	(58,072)	(50,854)	(38,983)	(175,594)	(107,458)
Other	(6,356)	(525)	(470)	(1,152)	(994)	(7,351)	(1,701)
Interest expense	(28,871)	(24,448)	(22,647)	(19,787)	(18,144)	(75,966)	(52,275)
Equity in earnings of unconsolidated real estate ventures	2,134	1,962	1,494	1,679	1,682	5,590	3,615
Acquisition costs	(1,142)	(682)	(553)	(1,019)	(512)	(2,377)	(922)
Non-operating expense	(226)	(261)	(112)	(344)	(241)	(599)	(562)
Gain on sale of self storage properties	—	—	2,134	—	—	2,134	—
Income tax expense	(2,074)	(730)	(848)	(375)	(444)	(3,652)	(1,315)
Net Income	$40,177	$48,425	$44,786	$42,895	$40,730	$133,388	$104,040

(1) Certain payroll and related costs associated with the Northwest portfolio were not reflected as property-level expenses in 2021 under the management of the Northwest PRO. Such costs are reflected in property operating expenses in 2022 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2021 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.07	$13.27	$14.56	$12.78
Total consolidated portfolio	14.58	13.35	14.13	12.85

Average Occupancy

Same store	94.1%	96.5%	94.6%	94.5%
Total consolidated portfolio	92.7%	96.0%	92.8%	94.2%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,880	$2,071	$8,852	$6,430
Value enhancing capital expenditures	4,290	2,269	10,258	7,149
Acquisitions capital expenditures	5,576	2,984	14,351	7,035
Total consolidated portfolio capital expenditures	$13,746	$7,324	$33,461	$20,614

Property Operating Expenses Detail

Store payroll and related costs	$14,636	$11,067	$42,485	$32,169
Property tax expense	16,325	11,140	47,601	31,618
Utilities expense	6,149	4,132	16,192	10,355
Repairs & maintenance expense	4,462	3,343	12,946	9,115
Marketing expense	3,928	2,286	10,291	6,781
Insurance expense	1,827	1,482	5,442	4,081
Other property operating expenses	7,805	6,015	22,721	16,604
Property operating expenses on the Company's statements of operations	$55,132	$39,465	$157,678	$110,723

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,819	$5,383	$16,748	$14,521
Equity-based compensation expense	1,546	1,454	4,670	4,088
Other general and administrative expenses	7,933	6,175	22,548	18,091
General and administrative expenses on the Company's statements of operations	$15,298	$13,012	$43,966	$36,700

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses or losses, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.5 million of fair value of debt adjustments and $14.0 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2022, the Company had nine PROs: Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2022, following the voluntary retirement of Northwest Self Storage as a PRO, the management of Northwest's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Capital One Securities, Inc.	Citi Investment Research	Evercore ISI
Neil Malkin	Smedes Rose	Samir Khanal / Steve Sakwa
571.633.8191	212.816.6243	212.888.3796 / 212.446.9462

Green Street	Jefferies LLC	KeyBanc Capital Markets
Spenser Allaway	Jonathan Petersen	Todd Thomas
949.640.8780	212.284.1705	917.368.2286

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124

UBS
Michael Goldsmith
212.713.2951